Investor Contact:	Media Contact:
Paul Trussell	Sandra Carreon-John
investor.relations@nike.com	media.relations@nike.com
NIKE, INC. REPORTS FISCAL 2027 FIRST QUARTER RESULTS

•Sport Offense continued to drive momentum across priority sports
•Taking actions to reposition NIKE Sportswear, Jordan Brand, and Greater China
•Announces Pace, an operating model transformation to scale the success of the Sport Offense

BEAVERTON, Ore., Oct. 1, 2026 — NIKE, Inc. (NYSE:NKE) today reported fiscal 2027 financial results for its first quarter ended August 31, 2026.

Executive Commentary

"The Sport Offense is driving measurable progress across our performance business, and we introduced Pace to help us accelerate and scale that momentum across NIKE," said Elliott Hill, President and Chief Executive Officer, NIKE, Inc. "We have more work to do in NIKE Sportswear, Jordan Brand and Greater China, and we're taking deliberate actions to strengthen those businesses the right way for the long-term."

"We delivered first quarter results consistent with our expectations, supported by improved gross margin and disciplined cost management," said Dave Denton, Executive Vice President and Chief Financial Officer, NIKE, Inc. "As we move forward, we remain focused on strengthening the health of our product portfolio, improving productivity across the enterprise and allocating resources with discipline to support long-term shareholder value."

Overall Results

•First quarter revenues were $11.2 billion, down 4 percent on a reported basis and down 5 percent on a currency-neutral basis*
•Gross margin expanded 60 basis points to 42.8 percent
•Selling and administrative expense decreased 3 percent to $3.9 billion
•Diluted earnings per share was $0.48

First Quarter Income Statement Review

•Revenues for NIKE, Inc. were $11.2 billion, down 4 percent on a reported basis and down 5 percent on a currency-neutral basis.
◦NIKE Brand revenues were $11.0 billion, down 4 percent on a reported and currency-neutral basis, primarily due to declines in Greater China and EMEA, partially offset by growth in North America.
◦NIKE Brand wholesale revenues were $6.8 billion, down 1 percent on a reported and currency-neutral basis, primarily due to declines in Greater China, partially offset by growth in North America.
◦NIKE Direct revenues were $4.1 billion, down 8 percent on a reported basis and down 9 percent on a currency-neutral basis, due to a 13 percent decrease in NIKE Brand Digital and a 5 percent decrease in NIKE-owned stores.
◦Revenues for Converse were $263 million, down 28 percent on a reported and currency-neutral basis, due to declines across all territories.
•Gross margin expanded 60 basis points to 42.8 percent, primarily due to lower warehousing and logistics costs.
•Selling and administrative expense decreased 3 percent to $3.9 billion.
◦Demand creation expense was $1.3 billion, up 5 percent, primarily due to higher brand marketing expense, reflecting higher investment in key sports events.
◦Operating overhead expense was $2.7 billion, down 6 percent, primarily due to lower wage-related expense and lower other administrative costs.
•The effective tax rate was 22.7 percent compared to 21.1 percent for the same period last year, primarily due to foreign tax audit settlements recognized in the current year.
•Net income was $0.7 billion, down 2 percent, and Diluted earnings per share was $0.48.

August 31, 2026 Balance Sheet Review

•Inventories for NIKE, Inc. were $7.8 billion, down 3 percent, primarily reflecting shifts in product mix.
•Cash and equivalents and Short-term investments were $8.4 billion, down approximately $0.2 billion, as cash generated by operations was more than offset by cash dividends and capital expenditures.

Shareholder Returns

NIKE has a strong track record of returns to shareholders. In the first quarter, the Company returned approximately $610 million to shareholders through dividends, up 3 percent from the prior year.

Recent Developments

Pace is an operating model transformation to accelerate and scale the success of the Sport Offense. The program includes and builds upon the previous cost realignment plan announced in March 2026. Pace includes efforts to modernize NIKE's global supply chain, the establishment of a new campus in India to fuel its enterprise capabilities, a realignment to three geographies, and further streamlining of the organization to reduce costs.

NIKE expects Pace to deliver approximately $2.5 billion in cumulative savings through fiscal 2031, with approximately $1.0 billion of pre-tax charges, primarily consisting of employee-related costs, through fiscal 2031, in addition to approximately $0.3 billion of severance costs recognized in fiscal 2026. NIKE expects approximately $0.3 billion to be recognized in fiscal 2027.

The savings estimate is stated before the expected pre-tax charges described above and any future reinvestment. The expected savings, pre-tax charges and future cash expenditures are estimates and are subject to a number of assumptions, including local law requirements in various jurisdictions. Actual savings, charges and cash expenditures may differ, possibly materially, from these estimates.

Outlook

•Revenues are expected to decline high-single digits in fiscal 2027.
•Effective tax rate for fiscal 2027 is expected to be in the mid-20 percent range, subject to changes in earnings mix and discrete tax items.
•Adjusted Diluted earnings per share** is expected to be in the range of $1.15 to $1.35, which excludes approximately $0.15 of restructuring expenses related to Pace for fiscal 2027.

Conference Call

NIKE, Inc. management will host a conference call beginning at approximately 2:00 p.m. PT on October 1, 2026, to review fiscal first quarter results. The conference call will be broadcast live via the Internet and can be accessed at http://investors.nike.com. For those unable to listen to the live broadcast, an archived version will be available at the same location through approximately 9:00 p.m. PT, October 29, 2026.

About NIKE, Inc.

NIKE, Inc., based near Beaverton, Oregon, is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Converse, a wholly-owned NIKE, Inc. subsidiary brand, designs, markets and distributes athletic lifestyle footwear, apparel and accessories. For more information, NIKE, Inc.'s earnings releases and other financial information are available on the Internet at http://investors.nike.com. Individuals can also visit http://news.nike.com and follow @NIKE.

Forward-Looking Statements

This press release contains forward-looking statements regarding our expectations of our future results and our strategy, including our fiscal 2027 outlook and the program, which involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the risk that NIKE is not able to realize anticipated cost savings in the amounts or within the timeframes expected, or at all, risks related to the preliminary nature of the estimates of the charges to be incurred and future cash expenditures to be made in connection with the program and the possibility that those estimates may change in amount or timing as NIKE refines the estimates over time, risks related to any delays in the timing for implementing the program, including as a result of local law requirements, or potential disruptions to NIKE's business, operations or workforce as it executes on the program, and other factors that may cause NIKE to be unable to achieve the expected benefits of the program, as well as the risks and uncertainties detailed from time to time in reports filed by NIKE with the U.S. Securities and Exchange Commission (SEC), including Forms 8-K, 10-Q and 10-K.

*	Non-GAAP financial measure. See additional information in the accompanying Divisional Revenues and Channel Revenues tables.
**
Adjusted Diluted earnings per share is Diluted earnings per share excluding restructuring and severance charges, which is a non-GAAP financial measure. The most comparable GAAP measure is Diluted earnings per share. The Company uses Adjusted Diluted earnings per share to facilitate the evaluation of the Company's performance. The Company believes that providing Adjusted Diluted earnings per share is useful to investors for comparability between periods and allows investors to evaluate the impacts of restructuring and severance charges separately. This measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

(Tables Follow)

NIKE, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	THREE MONTHS ENDED		%
(In millions, except per share data)	8/31/2026	8/31/2025	Change
Revenues	$11,213	$11,720	-4%
Cost of sales	6,415	6,777	-5%
Gross profit	4,798	4,943	-3%
Gross margin	42.8%	42.2%	60 bps

Demand creation expense	1,252	1,188	5%
Operating overhead expense	2,658	2,828	-6%
Total selling and administrative expense	3,910	4,016	-3%
% of revenues	34.9%	34.3%	60 bps

Interest (income) expense, net	(14)	(18)	—
Other (income) expense, net	(19)	23	—
Income before income taxes	921	922	0%
Income tax expense	209	195	7%
Effective tax rate	22.7%	21.1%	160 bps

NET INCOME	$712	$727	-2%

Earnings per common share:
Basic	$0.48	$0.49
Diluted	$0.48	$0.49

Weighted average common shares outstanding:
Basic	1,483.6	1,476.6
Diluted	1,484.2	1,479.0

Dividends declared per common share	$0.410	$0.400

NIKE, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

			% Change
(Dollars in millions)	8/31/2026	8/31/2025
ASSETS
Current assets:
Cash and equivalents	$6,903	$7,024	-2%
Short-term investments	1,465	1,551	-6%
Accounts receivable, net	5,242	4,962	6%
Inventories	7,846	8,114	-3%
Prepaid expenses and other current assets	2,217	2,247	-1%
Total current assets	23,673	23,898	-1%
Property, plant and equipment, net	4,887	4,861	1%
Operating lease right-of-use assets, net	2,947	2,727	8%
Identifiable intangible assets, net	259	259	0%
Goodwill	240	240	0%
Deferred income taxes and other assets	5,788	5,349	8%
TOTAL ASSETS	$37,794	$37,334	1%
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$2,000	$—	100%
Accounts payable	3,420	3,772	-9%
Current portion of operating lease liabilities	473	506	-7%
Accrued liabilities	5,338	5,927	-10%
Income taxes payable	178	706	-75%
Total current liabilities	11,409	10,911	5%
Long-term debt	5,893	7,996	-26%
Operating lease liabilities	2,706	2,555	6%
Deferred income taxes and other liabilities	2,566	2,404	7%
Redeemable preferred stock	—	—	—
Shareholders' equity	15,220	13,468	13%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$37,794	$37,334	1%

NIKE, Inc.
DIVISIONAL REVENUES
(Unaudited)

				% Change Excluding Currency Changes[1]
	THREE MONTHS ENDED		%
(Dollars in millions)	8/31/2026	8/31/2025	Change
North America
Footwear	$3,259	$3,219	1%	1%
Apparel	1,566	1,474	6%	6%
Equipment	302	327	-8%	-8%
Total	5,127	5,020	2%	2%
Europe, Middle East & Africa
Footwear	1,798	2,021	-11%	-11%
Apparel	1,163	1,106	5%	5%
Equipment	215	204	5%	5%
Total	3,176	3,331	-5%	-5%
Greater China
Footwear	866	1,109	-22%	-26%
Apparel	279	362	-23%	-27%
Equipment	35	41	-15%	-18%
Total	1,180	1,512	-22%	-26%
Asia Pacific & Latin America
Footwear	1,028	1,061	-3%	-1%
Apparel	376	371	1%	4%
Equipment	59	58	2%	2%
Total	1,463	1,490	-2%	0%
Global Brand Divisions[2]	6	9	—	—
TOTAL NIKE BRAND	10,952	11,362	-4%	-4%
Converse	263	366	-28%	-28%
Corporate[3]	(2)	(8)	—	—
TOTAL NIKE, INC. REVENUES	$11,213	$11,720	-4%	-5%

NIKE Brand Revenues by:
Footwear	$6,951	$7,410	-6%	-6%
Apparel	3,384	3,313	2%	2%
Equipment	611	630	-3%	-3%
Global Brand Divisions[2]	6	9	—	—
TOTAL NIKE BRAND REVENUES	$10,952	$11,362	-4%	-4%
[1] The percent change has been calculated using actual exchange rates in use during the comparative prior year period and is provided to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company's underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.
[3] Corporate revenues primarily consist of foreign currency gains and losses related to revenues generated by entities within the NIKE Brand geographic operating segments and Converse, but managed through the Company's central foreign exchange risk management program.

NIKE, Inc.
CHANNEL REVENUES
(Unaudited)
				% Change Excluding Currency Changes[1]

	THREE MONTHS ENDED		%
(Dollars in millions)	8/31/2026	8/31/2025	Change
North America
Sales to Wholesale Customers	$2,981	$2,736	9%	9%
Sales through NIKE Direct	2,146	2,284	-6%	-6%
Total	5,127	5,020	2%	2%
Europe, Middle East & Africa
Sales to Wholesale Customers	2,233	2,261	-1%	-1%
Sales through NIKE Direct	943	1,070	-12%	-12%
Total	3,176	3,331	-5%	-5%
Greater China
Sales to Wholesale Customers	644	893	-28%	-31%
Sales through NIKE Direct	536	619	-13%	-18%
Total	1,180	1,512	-22%	-26%
Asia Pacific & Latin America
Sales to Wholesale Customers	946	949	0%	2%
Sales through NIKE Direct	517	541	-4%	-3%
Total	1,463	1,490	-2%	0%
Global Brand Divisions[2]	6	9	—	—
TOTAL NIKE BRAND	10,952	11,362	-4%	-4%
Converse	263	366	-28%	-28%
Corporate[3]	(2)	(8)	—	—
TOTAL NIKE, INC. REVENUES	$11,213	$11,720	-4%	-5%

NIKE Brand Revenues by:
Sales to Wholesale Customers	$6,804	$6,839	-1%	-1%
Sales through NIKE Direct	4,142	4,514	-8%	-9%
Global Brand Divisions[2]	6	9	—	—
TOTAL NIKE BRAND REVENUES	$10,952	$11,362	-4%	-4%
[1] The percent change has been calculated using actual exchange rates in use during the comparative prior year period and is provided to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company's underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.
[3] Corporate revenues primarily consist of foreign currency gains and losses related to revenues generated by entities within the NIKE Brand geographic operating segments and Converse, but managed through the Company's central foreign exchange risk management program.

NIKE, Inc.
EARNINGS BEFORE INTEREST AND TAXES ("EBIT")[1]
(Unaudited)

	THREE MONTHS ENDED		%
(Dollars in millions)	8/31/2026	8/31/2025	Change
North America	$1,170	$1,134	3%
Europe, Middle East & Africa	728	735	-1%
Greater China	248	377	-34%
Asia Pacific & Latin America	324	350	-7%
Global Brand Divisions[2]	(1,110)	(1,192)	7%
TOTAL NIKE BRAND EBIT[1]	1,360	1,404	-3%
Converse	25	39	-36%
Corporate[3]	(478)	(539)	11%
TOTAL NIKE, INC. EBIT[1]	907	904	0%
Interest (income) expense, net	(14)	(18)	—
Income tax expense	209	195	7%
NET INCOME	$712	$727	-2%

Total NIKE, Inc. Revenues	$11,213	$11,720	-4%
Net income margin	6.3%	6.2%
EBIT margin[1]	8.1%	7.7%
[1] Total NIKE Brand EBIT, Total NIKE, Inc. EBIT and EBIT margin are considered non-GAAP financial measures. EBIT is calculated as Net income before Interest (income) expense, net and Income tax expense. EBIT margin is calculated as total NIKE, Inc. EBIT divided by total NIKE, Inc. Revenues. References to EBIT and EBIT margin should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies. Management uses these non-GAAP financial measures when evaluating the Company's performance, including segment performance, when making financial and operating decisions. Additionally, management believes these non-GAAP financial measures provide investors with additional financial information that should be considered when assessing the Company's underlying business performance and trends.

[2] Global Brand Divisions primarily represents costs, including product creation and design expenses, that are centrally managed for the NIKE Brand, as well as costs associated with NIKE Direct global digital operations and enterprise technology. Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.

[3] Corporate consists primarily of unallocated general and administrative expenses, including expenses associated with centrally managed departments; depreciation and amortization related to the Company's corporate headquarters; unallocated insurance; benefit and compensation programs, including stock-based compensation; and certain foreign currency gains and losses, including certain hedge gains and losses.